                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [_]
------------------------------------------------

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)
     (2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-12

                         GENESIS MICROCHIP INCORPORATED
                (Name of registrant as specified in its charter)

                                 Not applicable
    (Name of person(s) filing proxy statement, if other than the registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:
    2)  Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    4)  Proposed maximum aggregate value of transaction:
    5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
    2)  Form, Schedule or Registration Statement no.:
    3)  Filing Party:
    4)  Date Filed:

                         Genesis Microchip Incorporated

                     ANNUAL GENERAL MEETING OF SHAREHOLDERS

                               ALVISO, CALIFORNIA

                               SEPTEMBER 20, 2001

                         Genesis Microchip Incorporated

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS


To our shareholders:

We are holding our 2001 annual general meeting of our shareholders on September 20, 2001 at 10:00 AM. It will be held at our offices, located at 2150 Gold Street, Alviso, California, 95002. The purpose of the meeting is for you to:

1.   elect directors;

2. appoint auditors for fiscal 2002 and to authorize the directors to fix their remuneration;

3. receive our financial statements for the year ended March 31, 2001 and the report of our auditors on those financial statements;

4.   transact any other business that may properly come before the meeting.

You are invited to attend our 2001 annual general meeting. Shareholders of record on July 31, 2001 are entitled to vote at the meeting. As of that date, there were 21,067,276 common shares issued and outstanding. This number includes 233,184 shares that are held by our wholly owned subsidiaries, which will not be voted.

If you have transferred any common shares after July 31, 2001 and the transferee of those common shares establishes proper ownership, the transferee may request that their name be included in the list of shareholders for the meeting. The transferee will be entitled to vote their common shares at the meeting provided that their request is made not later than the commencement of the meeting.

Please sign and return the accompanying proxy form in the envelope provided if you are unable to attend the meeting.

On behalf of the Board,


/s/ Eric Erdman
Eric Erdman,
Secretary
August 20, 2001

                         Genesis Microchip Incorporated
                         165 Commerce Valley Drive West
                               Thornhill, Ontario
                                     L3T 7V8

                                 PROXY STATEMENT

                             Solicitation of Proxies

Our Board of Directors is providing this proxy statement to you in connection with our solicitation of proxies for use at our 2001 annual general meeting of shareholders. The time and place of the meeting can be found in the attached Notice of Annual General Meeting of Shareholders. It is expected that the solicitation of proxies will be primarily by mail, but our officers or directors may also solicit them personally. The cost of any solicitation will be borne by us. This proxy statement and the attached form of Proxy are being first sent to our shareholders on or about August 20, 2001.

                 Appointment, Revocation and Deposit of Proxies

Our Board of Directors has fixed the close of business on July 31, 2001 as the record date for the determination of the shareholders entitled to notice of our annual meeting. As of the record date, there were outstanding and entitled to vote 21,067,276 common shares, constituting all of our voting shares, including 233,184 shares that are held by our wholly owned subsidiaries, which will not be voted.

The persons named in the proxy form are our officers.

You have the right to appoint someone to attend and act for you at the meeting other than the persons designated in the enclosed proxy form. The person you designate does not need to be a shareholder. You may exercise this right by striking out the names of the persons designated in the enclosed proxy form and inserting the name of your appointee in the blank space provided, or by completing another proper form of proxy. In either case, you must deliver your completed and executed proxy form to us before the meeting.

You may indicate how your appointee is to vote on any specific item by checking the appropriate space on the proxy form. The shares represented by your proxy will be voted in accordance with any directions that you give in your proxy. If you want to confer a discretionary authority to your appointee on any item of business, you should leave the space opposite the item blank.

You are entitled to one vote per share on any proposal presented at the meeting. You may vote in person or by proxy. Submission of a proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is exercised either by giving a written revocation or a later-dated proxy to our Secretary, or by attending the meeting and voting in person.

             Manner of Voting and Exercise of Discretion by Proxies

We encourage you to attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Your prompt response will greatly facilitate arrangements for our meeting and your cooperation is appreciated. If you attend the meeting you may vote your shares personally even if you have previously sent in your proxy.

The persons named in the attached proxy form will vote or withhold from voting according to your instructions.

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding common shares entitled to vote at our annual meeting is necessary to constitute a quorum at our annual meeting. Common shares represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at our annual meeting. Shares which abstain from voting, and shares held by a broker nominee in "street name" which indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will be treated as shares that are present and entitled to vote at our annual meeting whether a quorum exists, but will not be considered as votes cast.

We know of no other proposals to be presented at the meeting. If any other proposal is presented, the shares represented by the proxies we receive will be voted according to the best judgment of the persons named in the proxies.

PROXIES WHICH ARE SIGNED BUT WHICH LACK ANY SPECIFICATION WILL BE VOTED FOR ALL PROPOSALS. THEY WILL ALSO BE DEEMED TO CONFER AUTHORITY ON THE INDIVIDUALS NAMED IN THE PROXIES TO VOTE ON OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING.

                              Shareholder Proposals

You may present proposals for inclusion in our proxy statement for consideration at the 2002 annual meeting of shareholders by submitting them in writing to our secretary in a timely manner. Your proposals must be received by us no later than April 22, 2002 to be included in the proxy statement for that meeting and must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934.

In accordance with Rule 14a-4(c)(1) under the U.S. Securities Exchange Act of 1934, any proposals submitted after April 22, 2002, but on or before July 5, 2002, may be eligible for consideration at next year's annual meeting, but will not be eligible for inclusion in the proxy statement for that meeting. Any proposal received after July 5, 2002 will be considered untimely for our 2002 annual meeting.

             Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and any person who owns more than ten percent of our common shares to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and with us. Based on our review of copies of forms and written representations, we believe that all of our officers, directors and greater than ten percent shareholders complied with all filing requirements applicable to them for the year ended March 31, 2001.

                        Directors and Executive Officers

The following table lists the names and positions held by each of our directors and executive officers as of June 30, 2001:

Name                                      Age    Position
----                                      ---    --------
Amnon Fisher ..........................   53     President and Chief Executive Officer and Director
Robert Bicevskis ......................   40     Chief Technology Officer
Tzoyao Chan ...........................   48     Vice-President, Product Development
Eric Erdman ...........................   43     Chief Financial Officer and Secretary
Anders Frisk ..........................   45     Vice President, Marketing
Ken Murray ............................   50     Vice President, Human Resources
Matthew Ready .........................   42     Vice President, Sales
Mohammad Tafazzoli ....................   41     Vice President, Operations

Name                                      Age    Position
----                                      ---    --------

Alexander S. Lushtak ..................   62     Chairman of the Board
Jeffrey Diamond .......................   48     Director
James E. Donegan ......................   55     Director
George A. Duguay ......................   48     Director
Lawrence G. Finch .....................   67     Director

Amnon Fisher joined Genesis as President and Chief Operating Officer in February 2000. He was appointed Chief Executive Officer in April 2000 and elected to our Board of Directors in August 2000. Before joining Genesis, Mr. Fisher served as Senior Vice President and General Manager of the Consumer Products Division of NeoMagic Corp. from 1998 to 2000. Mr. Fisher was Vice President and General Manager, Consumer Products Division of LSI Logic from 1991 to 1998. Mr. Fisher holds a M. Sc. in Electrical Engineering from City College of New York and a B. Sc. in Electrical Engineering from Israel Institute of Technology.

Robert Bicevskis joined Genesis in July 2000 as Vice President, Engineering and became Chief Technology Officer in April 2001. Prior to that he held senior engineering and design management positions with ATI Technologies, most recently as Director of Hardware Engineering. He has also served with National Semiconductor and Control Data in various software and hardware roles. Mr. Bicevskis holds a B.A.Sc. in Engineering Science and a M.A.Sc. in Electrical Engineering, both from the University of Toronto.

Tzoyao Chan joined Genesis as a result of the merger with Paradise Electronics. Dr.Chan joined Paradise Electronics in May 1997 as Vice President of Engineering and became Vice President of Product Development of Genesis Microchip in April 2001. Before Paradise, he was with Cirrus Logic as Director of Engineering, Advanced Products. Dr. Chan holds a Ph.D. degree from the University of Arizona (Electrical Engineering).

Eric Erdman has served as Chief Financial Officer since December 1997 and as Secretary since October 1995. He joined Genesis in July 1995 as Director, Finance and Administration, served as Vice President, Finance and Administration from July 1996 to May 1999, and as a Director from October 1995 to September 1996. Mr. Erdman holds a Bachelor of Mathematics degree from the University of Waterloo, and he is a member of the Canadian Institute of Chartered Accountants and of the American Institute of Certified Public Accountants.

Anders Frisk joined Genesis in March 2000. Prior to then, he served as Director of Technology Planning with Nokia from February 1998 to March 2000, and as PC Architecture Manager Fujitsu ICL Computers from April 1991 to January 1998. Mr. Frisk has served on the board of the Video Electronics Standards Association, or VESA, and chaired VESA's Monitor Committee for four years. Mr. Frisk holds a Master's degree in Electrical Engineering from Stockholm's Royal Institute of Technology.

Ken Murray joined Genesis in August 2000. Prior to then, he served as Vice President, Human Resources for Chordiant Software (1999-2000), NeoMagic Corp. (1997-99), Akashic Memories Corp. (1990-97) and Domain Technology (1984-89). He has also worked in human resources and personnel management for Memorex (1975-84) and ISS/Sperry-Univac (1973-75). Mr. Murray holds a B.S. degree in Business Administration from San Jose State University.

Matthew Ready joined Genesis in April 2000. Prior to then, he served as General Manager of the Global PC Business Unit for Brooks Technical Group from July 1997. Mr. Ready was Vice President of Worldwide Sales for Array Microsystems from September 1996 to June 1997 and Vice President Sales with OPTi Computer from March 1991 to August 1996. Mr. Ready holds a B.S. degree in Business Administration from San Jose State University.

Mohammad Tafazzoli has served as Vice President, Operations since June 2000. He was previously the Director of Operations at Genesis and joined the company as a result of the merger with Paradise

Electronics. Prior to joining Paradise, Mr. Tafazzoli was a Senior Manager, Product Engineering for Cirrus Logic's Graphics Business Unit from October 1993 to March 1998. Mr. Tafazzoli holds a B.S.E.E. degree from San Jose State University.

Alexander S. Lushtak has served as Chairman since April 2001 and as a Director since May 1999. He is a founder of Paradise Electronics, Inc. and served as the Chairman of the Board of Directors of Paradise from 1996 until May 1999 when it merged with Genesis. From 1993 to 1996 he was the founder and Chairman of the Board of Directors of Accent Inc., a voice recognition company. Mr. Lushtak also serves on the Board of Directors of two private companies.

Jeffrey Diamond has served as a Director since April 2001. Prior to then, he served as an executive and consultant since the Genesis-Paradise merger of 1999. Prior to the merger, he served as a Director of Paradise Electronics from its inception in 1996 and served as CEO of Paradise Electronics from September 1998.

James E. Donegan has served as a Director since September 1997. Mr. Donegan has served as the Chairman of the Board, President and Chief Executive Officer of Sipex Corporation, a semiconductor company, since 1985. Mr. Donegan holds a B.A. degree from Villanova University.

George A. Duguay has served as a Director since May 1993. Mr. Duguay has served as the President and partner of Duguay and Ringler Corporate Services, which provides bookkeeping and corporate secretarial services, since May 1985.

Lawrence G. Finch has served as a Director since May 1999. He is a former Director of Paradise Electronics, and has been a venture capitalist and general partner of the general partner of various Sigma Partners funds since 1987. Mr. Finch also serves on the Board of Directors of six private companies.

         Ownership by our Directors, Officers and Principal Shareholders

The following table contains information about the beneficial ownership of our common shares as of June 30, 2001, for:

 .    each of our directors,
 .    our Chief Executive Officer and each of our four other most highly compensated executive officers during the fiscal year ended March 31, 2001,
 .    all of our directors and executive officers as a group, and
 .    all persons known by us to be beneficial owners of more than five percent of our outstanding shares.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities and Exchange Act of 1934 and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3 beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of June 30, 2001 through the exercise of any stock options. Unless indicated, each person or entity has sole voting and investment power over the shares shown as beneficially owned, or shares those powers with his or her spouse.

The number of options exercisable within 60 days of June 30, 2001 is shown in the first column of the table, and is included in the number of common shares beneficially owned shown in the second column.

The number and percentage of shares beneficially owned is computed on the basis of 20,288,444 common shares outstanding on June 30, 2001.

                                                     Number of       Total
                                                      Common       Number of      Percentage
                                                      Shares         Common           of
                                                     Issuable        Shares      Outstanding
                                                    Pursuant to   Beneficially      Common
Beneficial Owner                                      Options        Owned/(1)/     Shares
----------------                                   -------------------------------------------
FMR Corp.                                                   -       2,558,200       12.61%
82 Devonshire Street
Boston, MA 02109

Putnam Investment Management Inc.                           -       1,146,699         5.7%
One Post Office Square
Boston, MA 02110

Directors and Executive Officers:
Alexander S. Lushtak/(2)/.........................     45,416         145,416           *
Jeffrey Diamond/(3)/..............................      1,666         161,220           *
James E. Donegan..................................     16,250          16,250           *
George A. Duguay..................................     33,166          33,166           *
Lawrence G. Finch/(4)/............................     28,750         435,409         2.1%
Amnon Fisher......................................    281,249         281,249         1.4%
Matthew Ready.....................................     84,582          84,582           *
Anders Frisk......................................    109,374         109,374           *
Mohammad Tafazzoli................................     38,260          43,045           *
Eric Erdman.......................................    133,509         135,509           *

All directors and executive officers as a
      group (13 persons)..........................    917,270       1,636,792         7.7%

----------

*  Less than one percent


(1) This table has been updated to reflect recent filings of Form SC 13G, Statement of Ownership
(2) Includes 100,000 common shares held by a trust established for the benefit of Mr. Lushtak and his family.
(3) Includes 159,554 common shares held by a trust established for the benefit of Mr. Diamond and his family.
(4) Includes 348,946 common shares held by Sigma Partners III, L.P. of which Mr. Finch is a general partner of the general partner. Mr. Finch disclaims beneficial ownership of these shares except to the extent of his proportional interest therein. These shares were distributed by Sigma to its partners in July 2001.

    Committees of Directors, Length of Service and Compensation of Directors

Meetings of our Board of Directors and its committees

Our Board of Directors held seven meetings during the year ended March 31, 2001. With the exception of Mr. Donegan, each of the directors attended at least 75% of the aggregate of all meetings of the Board and of the Committees on which they served held during their tenure in fiscal 2001.

Our Board of Directors has standing compensation and audit committees. At July 31, 2001, the compensation committee comprised Messrs. Duguay and Lushtak, each of whom is an independent, non-employee director. The compensation committee reviews and evaluates the compensation and benefits of our officers, reviews general policy matters relating to compensation and benefits of our employees and makes recommendations concerning these matters to the Board of Directors. The compensation committee also administers our stock option and stock purchase plans. The compensation committee held six meetings during fiscal 2001.

At July 31, 2001, the audit committee comprised Messrs. Donegan, Duguay and Finch, each of whom is an independent outside director within the meaning of the NASD listing standards. The audit committee reviews the scope and timing of audit services and any other services that our independent auditors are asked to perform, the auditors' report on our consolidated financial statements following completion of their audit and our policies and procedures with respect to internal accounting and financial controls. The audit committee held five meetings during fiscal 2001.

There is no standing nominating committee or committee performing similar functions.

Terms of directors

Our directors have staggered terms, with each director serving a three-year term. The terms of Messrs. Lushtak and Duguay expire on the date of the 2001 annual meeting. Mr. Diamond was appointed to the Board in April 2001 to hold office until this annual meeting of shareholders. The term for Mr. Fisher expires on the date of the 2002 annual meeting. The terms for Messrs. Donegan and Finch expire on the date of the 2003 annual meeting.

Our articles of association require that we have more than four and less than twelve directors.

Compensation of directors

Directors who are not our employees receive $2,000 per quarter as a retainer, $1,000 for each meeting of the Board of Directors attended in person, $500 for each teleconference meeting of the Board of Directors attended and $500 for each committee meeting attended. Directors who are employees receive no separate compensation for services rendered as a director. All directors are reimbursed for reasonable expenses to attend meetings. Compensation paid to non-employee directors as retainers and as attendance fees for the year ended March 31, 2001 was $59,500.

Non-employee directors automatically receive stock options under the terms of the 1997 Non-Employee Stock Option Plan, and along with employee directors may receive stock options under the terms of our 2000 Non-Statutory Stock Option Plan and 2001 Non-Statutory Stock Option Plan.

             Compensation and Other Information Concerning Officers

Executive compensation

The following table contains information for the last three fiscal periods about compensation paid to our Chief Executive Officer and to our four other most highly compensated executive officers in our 2001 fiscal year. The data for fiscal years 2000 and 2001 include compensation for the entire fiscal years ended March 31. Data for fiscal period 1999 includes compensation for the ten months ended March 31, 1999.


                           Summary Compensation Table

                                                                                    Securities
                                                   Fiscal   Annual Compensation     Underlying      All Other
                                                           ---------------------
Name and Principal Position                         Year     Salary       Bonus     Options (#)   Compensation
---------------------------                        ------------------------------------------------------------
Amnon Fisher /(1)/ ..............................   2001    $ 258,333    $     -      175,000       $    -
  President and Chief Executive Officer             2000       41,667     75,000      400,000            -

Matthew Ready /(2)/ .............................   2001      167,670     97,000      195,000            -
  Vice President, Sales

Anders Frisk /(3)/ ...............................    2001       200,000           -       110,000        -
      Vice President, Marketing                       2000        25,450     100,000       130,000        -

Mohammad Tafazzoli /(4)/ .........................    2001       161,461      24,000       107,000        -
      Vice President, Operations                                                                          -

Eric Erdman ......................................    2001       132,267           -       130,000        -
      Chief Financial Officer and Secretary           2000       101,775      16,100        40,000        -
                                                      1999        73,667      79,334        22,500        -


-----------------

(1) Mr. Fisher was appointed Chief Executive Officer in April 2000. He joined the company as Chief Operating Officer in February 2000.
(2)  Matthew Ready joined the company in April 2000.
(3)  Anders Frisk joined the company in March 2000.
(4) Mohammad Tafazzoli became an executive officer in June 2000. No information has been provided for previous fiscal years because he was not an executive officer at any time in those years.

Options granted in the year ended March 31, 2001

The following table contains information about stock option grants made during the year ended March 31, 2001 to our Chief Executive Officer and to our four other most highly compensated executive officers in fiscal 2001. No stock appreciation rights were granted to these individuals. The stock options were granted under our 1997 Employee Stock Option Plan, our 2000 Non-Statutory Stock Option Plan and our 2001 Non-Statutory Stock Option Plan. Those options have a maximum term of ten years, subject to earlier termination upon cessation of service.

                                Individual grants

                                                                                        Potential Realizable
                                            % of Total                                    Value at Assumed
                              Number of       Options                                  Annual Rates of Stock
                              Securities    Granted to                                 Price Appreciation for
                              Underlying     Employees     Exercise                       Option Term/(1)/
                                                                                    ----------------------------
                                Options      in Fiscal       Price     Expiration
Name                          Granted (#)       Year       ($/Share)      Date          5%($)          10%($)
----                        ------------------------------------------------------------------------------------
Amnon Fisher .............       25,000         0.8 %       $  9.44     12/06/10     $   148,419    $   376,123
                                150,000         4.7            9.25     01/02/11         872,591      2,211,318
Matthew Ready ............      130,000         4.1           16.38     04/17/10       1,339,168      3,393,715
                                 15,000         0.5            9.44     12/06/10          89,051        225,674
                                 50,000         1.6            9.25     01/02/11         290,864        737,106
Anders Frisk .............       40,000         1.3           17.00     08/02/10         427,648      1,083,745
                                 20,000         0.6            9.44     12/06/10         118,735        300,899
                                 50,000         1.6            9.25     01/02/11         290,864        737,106
Mohammad Tafazzoli .......       12,000         3.8           17.50     04/25/10         132,068        334,686
                                 55,000         1.7           16.50     05/30/10         570,722      1,446,321
                                 15,000         0.5            9.44     12/06/10          89,051        225,674
                                 25,000         0.8            9.25     01/02/11         145,432        368,553
Eric Erdman ..............       80,000         2.5           17.50     04/25/10         880,452      2,231,239
                                 15,000         0.5            9.44     12/06/10          89,051        225,674
                                 35,000         1.1            9.25     01/02/11         203,605        515,974

---------------
(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There is no assurance that the actual stock price appreciation over the option terms will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common shares appreciates over the term of the option, no value will be realized from the option grants made to the executive officers.

Aggregate option exercises in the last fiscal year and fiscal year end option values

The following table contains information about option exercises for our Chief Executive Officer and our four other most highly compensated executive officers in the year ended March 31, 2001 and their option holdings as of March 31, 2001.

                                                         Number of Securities
                            Shares                      Underlying Unexercised     Value of Unexercised In-the-
                           Acquired                   Options At Fiscal Year End    money Options/SARs at the
                             Upon         Value                  (#)                  Fiscal Year End ($)(1)
                                                    -------------------------------------------------------------
Name                       Exercise     Realized      Exercisable  Unexercisable   Exercisable    Unexercisable
----                     ----------------------------------------------------------------------------------------
Amnon Fisher ........            -      $      -        166,666       408,334       $        -      $ 115,563
Matthew Ready .......            -             -              -       195,000                -         41,838
Anders Frisk ........            -             -         52,812       187,188                -         44,325
Mohammad Tafazzoli...        1,201        21,582          5,683       114,101           21,996         51,042
Eric Erdman .........            -             -         93,436       125,554          101,482         42,439

---------------
(1) The value of an in-the-money stock option represents the difference between the aggregate estimated fair market value of the underlying stock and the aggregate exercise price of the stock option. We have used the reported closing price of $9 15/16 per share on The Nasdaq National Market on March 30, 2001 as the estimated fair market value of our common shares.

Compensation committee's report on executive compensation

The compensation committee of the Board of Directors consists of Messrs. Duguay and Lushtak. We are both independent, non-employee directors. We are responsible for reviewing and/or establishing the compensation programs that relate to Genesis's executive officers, senior management and other key employees and for establishing the specific short- and long-term compensation elements thereunder. We oversee the general compensation structure for all of Genesis's employees and we administer the stock option and stock purchase plans.

The executive compensation program that has been established is designed to provide levels of compensation in formats that assist Genesis in attracting, motivating and retaining qualified executives by providing a competitive compensation package geared to individual and corporate performance. We strive to establish performance criteria, evaluate performance and establish base salary, annual bonuses and long-term incentives for our key decision makers based upon performance and designed to provide appropriate incentives for maximization of our short- and long-term financial results for the benefit of our shareholders.

In order to meet our objectives, we have chosen four basic components for Genesis's executive compensation program to meet our compensation philosophy. Base salaries, which are the fixed regular component of executive compensation, are based upon:

 .    base salary levels among a competitive peer group,
 .    Genesis's past financial performance and future expectations,
 .    the general and industry-specific business environment, and
 .    individual performance.

Annual bonuses, which are directly linked to Genesis's performance, are designed to provide additional incentive cash compensation based on short-term performance of Genesis and its employees. Stock option grants, under the long-term component of executive compensation, are designed as an incentive to reward executive officers and employees for delivering value to our shareholders over a longer, measurable period of time. Historically, Genesis has used the grant of stock options that vest over some measurable period of time, generally four years, to accomplish this objective.

The information contained in this report of the compensation committee shall not be deemed "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Genesis specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Respectfully submitted by the compensation committee:

George A. Duguay and Alexander S. Lushtak

Compensation committee interlocks and insider participation

At no time since our formation have any of the members of our compensation committee served as officers or employees of us or any of our subsidiaries. An interlocking relationship does not exist between our board of directors or its compensation committee and the board of directors or compensation committee of any other company, nor did any interlocking relationships exist during the past fiscal year.

      Transactions with our Directors, Officers and Principal Shareholders

Silicon Video, Inc.

Paul M. Russo, our former Chairman, is the Chairman and Chief Executive Officer of Silicon Video, Inc., or SVI, a private company formed in July 2000.

We invested $2 million in SVI in July 2000. This investment was made by way of convertible debt. The debt was converted into shares at the same price at which SVI issued shares to third party investors. We also received warrants to purchase additional shares of SVI as part of this investment. In December 2000, SVI redeemed our initial shares for an amount equal to our initial investment. As a result, we now hold only warrants to purchase their shares.

We assigned a third-party contract to SVI and guaranteed their performance under that contract. SVI subcontracted portions of the remaining work under that contract back to us for which we billed them $800,000. In exchange for license fees we licensed SVI the technology used in that contract. SVI may commercialize that licensed technology outside of agreed markets. If they do this, they will pay us royalties on sales of their products that incorporate the licensed technology.

A copy of the agreement assigning the contract and licensing the technology was filed on November 14, 2000 with the Securities and Exchange Commission as
Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

We also sold products to SVI. The products were sold at normal trade prices and SVI's debt to us was secured by a bank guarantee. Total product sales to SVI in the fiscal year ended March 31, 2001 were $1.2 million.


                             Stock Performance Graph

The following performance graph compares the percentage change in the cumulative total shareholder return on our common shares with the cumulative total return for:

 .    a group of our peer corporations, comprising the Nasdaq Electronic
     Components Stocks, and
 .    the Total Return Index for The Nasdaq Stock Market (US and Foreign).

This comparison covers the period from the date of our initial public offering on February 24, 1998 to March 30, 2001. It assumes $100 was invested on February 24, 1998 in our common shares, our peer corporations and The Nasdaq Stock Market and assumes reinvestment of dividends, if any.

The Nasdaq Electronic Components Stocks consists of all corporations traded on The Nasdaq Stock Market with 367 as their primary standard industrial classification number. The Total Return Index for The Nasdaq Stock Market (US and Foreign) comprises all ADRs, domestic shares, and foreign common shares traded on The Nasdaq National Market and The Nasdaq Small Cap Market, excluding preferred shares, rights and warrants.

Comparative Chart

                                     [GRAPH]

                                                           Total
Date                       Genesis    Peer group       NASDAQ Return
----                       -------    ----------       -------------
February 24, 1998           100.00      100.00            100.00
March 31, 1999              206.52      128.23            137.50
March 31, 2000              189.13      371.83            257.35
March 31, 2001               86.41      116.66            102.71


The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on this graph was obtained from Nasdaq. Although we believe it to be accurate, we are not responsible for any errors or omissions.

This chart is not "soliciting material." It is not deemed filed with the Securities and Exchange Commission and it is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Audit Committee Report

The audit committee is responsible for reviewing the scope and timing of audit services and any other services that Genesis's independent auditors are asked to perform, the auditors' report on Genesis's consolidated financial statements following completion of their audit, and Genesis's policies and procedures with respect to internal accounting and financial controls. The Board of Directors has adopted a written charter for the audit committee, which is attached to this proxy statement as Appendix "A."

The audit committee has reviewed Genesis' audited consolidated financial statements for fiscal year 2001 and discussed such statements with management. The audit committee has discussed with KPMG LLP, Genesis's independent auditors during fiscal year 2001, the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU
380).

The audit committee received from KPMG LLP the written disclosures and the letter required by Independent Standards Board Standard No. 1 and discussed with them their independence.

Based on the review and discussions noted above, the audit committee recommended to the Board of Directors that Genesis' audited consolidated financial statements be included in its Annual Report on Form 10-K and the annual report to shareholders for the year ended March 31, 2001, and be filed with the U.S. Securities and Exchange Commission.

The information contained in this report of the audit committee shall not be deemed "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Genesis specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                                    THE AUDIT COMMITTEE
                                                    James E. Donegan
                                                    George A. Duguay
                                                    Lawrence G. Finch



         Particulars of Matters to be acted upon at the General Meeting

Election of directors

Our articles of association provide for a rotating Board of Directors, whose number must be greater than four and less than twelve. The terms of office for Messrs. Duguay and Lushtak expire at the 2001 annual general meeting. They are standing for re-election for a term that will expire on the date of the annual meeting in 2004. Mr. Diamond was appointed to the Board in April 2001 until the next annual meeting of shareholders. He is also standing for election for a term that will expire on the date of the annual meeting in 2004. The re-election of Messrs. Duguay and Lushtak and the election of Mr. Diamond will result in a Board with a total of six directors. Three directors will hold office until the 2004 annual meeting, two directors will office until the 2003 annual meeting and one director will hold office until the 2002 annual meeting.

The persons named in the enclosed proxy intend to vote the shares represented by those proxies in favor of the re-election of Messrs. Duguay and Lushtak and in favor of the election of Mr. Diamond. For their elections to be effective, a majority of the votes cast at the general meeting must vote in favor of it.

Appointment of auditors

You are being asked to appoint KPMG LLP as auditors for the year ending March 31, 2002 and to authorize our directors to fix the remuneration paid to the auditors.

We have selected KPMG LLP as our independent auditors for the 2002 fiscal year. KPMG LLP or their predecessor firms have served as our independent auditors since our inception in 1987. Representatives of

KPMG LLP are expected to be present at the general meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from you.

The resolution must be passed by a majority of the votes cast at the general meeting to be approved. The persons named in the enclosed proxy intend to vote the shares represented by those proxies in favor of the resolution.

The fees billed to us by KPMG LLP for fiscal year 2001 are as follows:

Audit Fees. The aggregate fees billed by our accountants for the audit of our annual financial statements for fiscal year 2001 and for the reviews of our quarterly financial statements for fiscal year 2001 totaled approximately $141,000.

Financial Information Systems Design and Implementation Fees. The aggregate fees billed by KMPG for the design or implementation of the Company's financial information systems, within the meaning of Rule 2-01(c)(4)(ii) of Regulation S-X, for fiscal year 2001 totaled approximately $171,000.

All Other Fees. The aggregate fees for all other non-audit services, including special work associated with inventory and other accounts, provided by KPMG LLP during fiscal year 2001 totaled approximately $381,000.

The audit committee has considered whether, and believes that, the non-audit services provided by KPMG LLP (including the fees for "Financial Information Systems Design and Implementation") as described above are compatible with maintaining KMPG LLP's independence as our principal accountants.


Financial statements

Our consolidated financial statements for the year ended March 31, 2001 are included in the Form 10-K, which is being mailed with this proxy statement.


                                     General

We know of no other proposals to be presented at the meeting. If any other proposal is presented, the shares represented by the proxies we receive will be voted according to the best judgment of the persons named in the proxies.


                               Directors Approval

Our Board of Directors has approved the contents of this proxy statement and that it be sent to you.


On behalf of the Board,



/s/ Eric Erdman
Eric Erdman,
Secretary
August 20, 2001

                                   Appendix A

                         GENESIS MICROCHIP INCORPORATED
                             Audit Committee Charter

Responsibilities:

The Committee is authorized to directly engage such parties as it determines to be necessary to carry out its duties. These duties include:

1.   With respect to the engagement of the external auditor:

     .    Recommend the appointment of the external auditor
     .    Review the proposed audit scope and approach
     .    Review the proposed audit fee
     .    Review the performance of the auditors
     .    Ensure the independence of the external auditors

2.   Inquire as to the adequacy of the Company's internal controls.

3.   Review with management at the completion of the annual audit:

     .    The Company's annual financial statements including the notes thereto
     .    The auditor's report
     .    Any differences of opinion with the external auditors
     . Any significant suggestions for improvements made by the external auditor and management's response to those suggestions

4.   Review the findings of any examination by regulatory agencies.

5. Review any litigation that could have a material impact on the Company's financial statements.

6.   Review any proposed accounting policy or accounting principle changes.

7. Conduct a post-audit review with the external auditor to discuss any matters that the Committee or the auditor believes should be discussed.

8. Perform such other oversight functions as requested by the Board of Directors.

9.   Review the Charter of the Committee annually.

Organization, Composition and Qualifications:

1.   The Audit Committee reports to the full Board of Directors of the Company.

2.   The Committee shall consist of at least three members, including the Chair.

3. All members of the Committee shall be independent members of the Board of Directors. The term "independent" shall be defined by the applicable rules of any stock exchange on which the Company's shares are listed for trading.

4. All members of the Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

5. The Board of Directors shall annually appoint the Committee and the Chair of the Committee, immediately following the Company's annual general meeting.

6.   The Committee shall meet at least once per fiscal quarter.

                                                                                                      Please mark
                                                                                                      your votes as   ----
                                                                                                      indicated in      X
                                                                                                      this example    ----



The election of 01 Jeffrey Diamond, 02 George             FOR      WITHHOLD
A. Duguay and 03 Alexander S. Lushtak as                  [_]        [_]
Directors of the Company.

The appointment of KPMG LLP as auditors of the
Company for the ensuing year and authorizing              [_]        [_]
the Directors to fix their remuneration.                  FOR      AGAINST




                                                                               IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE
                                                                               PERSONS NAMED IN THIS PROXY WILL VOTE FOR EACH OF THE
                                                                               MATTERS IDENTIFIED IN THIS PROXY. If any amendments
                                                                               or variations to the matters, referred to above, or
                                                                               to any other matters identified in the notice of
                                                                               meeting, are proposed at the meetings, or if any
                                                                               other matters which are not now known to management
                                                                               should properly come before the meetings, this proxy
                                                                               confers discretionary authority on the persons voting
                                                                               the proxy to vote on such amendments and variations,
                                                                               or such other matters, in accordance with the best
                                                                               judgment of such persons.

 (Signature of shareholder) ____________ (Name of shareholder - please print) _____________ DATED this ______ day of _________2001.
 NOTE: If you use this proxy form, it must be dated and signed by you or by your attorney authorized in writing. If you are a corporation, your authorized officer or attorney should sign it.
------------------------------------------------------------------------------------------------------------------------------------
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


          NOTES:
          ------

          Your proxy form must be delivered to Mellon Investor Services LLC (Proxy Processing, Church Street Station, P.O. Box 1610 New York, N.Y. 10277) by September 19, 2001, or with the Secretary before 5:00 P.M. (Eastern time) on September 19, 2001. If someone is signing your proxy form on your behalf, the power of attorney or other authority under which it is signed or a certified copy of that power of attorney must accompany it.


          If your address as shown is incorrect, please give your correct address when returning this proxy.

                         GENESIS MICROCHIP INCORPORATED

                           COMMON SHAREHOLDER'S PROXY

The Board of Directors of Genesis Microchip Incorporated is soliciting this proxy from you. It is being solicited for our Annual General Meeting of shareholders of the Company to be held on Thursday, September 20, 2001 at 9:00 AM, (the "General Meeting"), and at any adjournment or adjournments thereof.

Please complete and return this proxy form to vote on the proposals that will be presented at the meeting. We are asking you to appoint our designated officers to vote on your behalf. The proposals to be voted on are described in the information circular accompanying this proxy. The shares represented by this proxy will be voted or withheld from voting in accordance with your instructions. If you do not provide any instructions for a proposal, the shares will be voted in favor of that proposal.

You have the right to appoint a person to attend the meeting and act on your behalf, other than the persons designated on this proxy form. To exercise this right, you should insert the name of your appointee in the blank space provided in the proxy form and strike out the other names, or you may submit another appropriate form of proxy.

I appoint Eric Erdman, Secretary of the Company or, failing him, Amnon Fisher, President and Chief Executive Officer of the Company or, failing him, ___________________ of __________ as my proxy. My proxy may attend, act and vote for and on my behalf at the meetings to the same extent and with the same power as if I was personally present at the meetings or at any adjournment or adjournments of them. I revoke any proxy previously given. Without limiting the general authority and power that I am now giving, the persons I have named above are specifically directed to vote the common shares registered in my name as shown on the reverse side.

                        (Continued on the reverse side)
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